Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 10, 2026, relating to the financial statements of Highwoods Realty Limited Partnership, appearing in the Annual Report on Form 10-K of Highwoods Realty Limited Partnership for the year ended December 31, 2025. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
February 10, 2026